As filed with the Securities and Exchange Commission on July 1, 2005

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

J. B. HUNT TRANSPORT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Arkansas	71-0335111
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(Address of principal executive offices)

J. B. HUNT TRANSPORT SERVICES, INC.
AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN
(Full title of the plan)

Kirk Thompson
President and Chief Executive Officer
J. B. Hunt Transport Services, Inc.
615 J. B. Hunt Corporate Drive
Lowell, Arkansas 72745
(Name and address of agent for service)

(479) 820-0000
(Telephone number, including area code, of agent for service)

Copy of all communications to:
C. Douglas Buford, Jr.
Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C.
425 W Capitol, Suite 1800
Little Rock, AR 72201
(501) 688-8800

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $.01 par value	10,000,000 Shares(1)	$18.75	(2)	$187,500,000	(2)	$22,068.75

(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of a share of Common Stock as reported on the NASDAQ Stock Market’s National Market on June 27, 2005.

Incorporation of Earlier Registration Statement by Reference

and

Registration of Additional Securities

J. B. Hunt Transport Services, Inc. (the “Registrant” or the “Company”) has previously registered a total of 34,000,000 (adjusted for prior stock splits) shares of its Common Stock, $0.01 par value, reserved for issuance under its Amended and Restated Management Incentive Plan (the “Plan”), and hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed on April 15, 1991 (Reg. No. 33-40028), as amended by Amendment No. 1 filed July 7, 1995, Amendment No. 2 filed August 14, 2001, and Amendment No. 3 filed May 9, 2002.

On April 21, 2005, the stockholders of the Company approved an amendment to the Plan, increasing to 44,000,000 (adjusted for stock split) the total number of shares of Common Stock, $0.01 par value, that may be issued under the Plan.  This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register the additional 10,000,000 shares issuable under the Plan.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit

4.1

Amended and Restated Articles of Incorporation of J. B. Hunt Transport Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

4.2

Restated Bylaws of J. B. Hunt Transport Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

4.3

J. B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C.

23.1	Consent of KPMG

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C. (included as part of Exhibit 5.1.)

24.1	Powers of Attorney (included as part of signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on July 1, 2005.

J. B. HUNT TRANSPORT SERVICES, INC.

By	/s/ KIRK THOMPSON
Kirk Thompson
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kirk Thompson and Jerry Walton, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN A. COOPER, JR.	Director	July 1, 2005
John A. Cooper, Jr.

/s/ DONALD G. COPE	Senior Vice President, Controller	July 1, 2005
Donald G. Cope	and Chief Accounting Officer

/s/ WAYNE GARRISON	Chairman of the Board and	July 1, 2005
Wayne Garrison	Director

/s/ THOMAS L. HARDEMAN	Director	July 1, 2005
Thomas L. Hardeman

/s/ J. BRYAN HUNT	Director	July 1, 2005
J. Bryan Hunt

/s/ COLEMAN H. PETERSON	Director	July 1, 2005
Coleman H. Peterson

/s/ JAMES L. ROBO	Director	July 1, 2005
James L. Robo

/s/ LELAND TOLLETT	Director	July 1, 2005
Leland Tollett

/s/ KIRK THOMPSON	President and Chief Executive	July 1, 2005
Kirk Thompson	Officer (Principal Executive
Officer); Director

/s/ JERRY W. WALTON	Executive Vice President,	July 1, 2005
Jerry W. Walton	Finance/Administration and Chief
Financial Officer (Principal
Financial Officer)

/s/ JOHNELLE D. HUNT	Secretary of the Board and	July 1, 2005
Johnelle D. Hunt	Director

/s/ JOHN A. WHITE	Director	July 1, 2005
John A. White

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1

Amended and Restated Articles of Incorporation of J. B. Hunt Transport Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

4.2

Restated Bylaws of J. B. Hunt Transport Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

4.3

J. B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on April 29, 2005)

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C.

23.1	Consent of KPMG

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard P.L.L.C. (included as part of Exhibit 5.1)

24.1	Powers of Attorney (included as part of signature page)